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                                                                    EXHIBIT 2.11
                             ARTICLES OF CONVERSION

                                   CONVERTING

                              ASSURE ENERGY, INC.,

                              a Nevada corporation
                                      INTO

                               ASSURE ENERGY, INC.

                             an Alberta corporation

         FIRST: The name of the constituent entity is Assure Energy, Inc., a Nevada corporation (the "Constituent Entity"), and the place of its registration is the jurisdiction of the State of Nevada, the laws of which permit this conversion. The name of the resulting entity is Assure Energy, Inc., an Alberta corporation (the "Resulting Entity"), which will be subject to the jurisdiction of the Province of Alberta, Canada and organized under, and governed by, the laws of the Province of Alberta, Canada, which permit this conversion.

         SECOND: An agreement and plan of conversion was unanimously adopted by the Board of Directors of the Constituent Entity and was adopted by written consent by persons holding more than 67% of the outstanding voting power of the Constituent Entity, in each case, in compliance with the laws of the State of Nevada.

         THIRD: The address of the Resulting Entity is 2750-140 4th Avenue S.W., Calgary, Alberta T2P 3N3. The address where the Secretary of State of Nevada may send copies of service of process to the Resulting Entity is 2750-140 4th Avenue S.W., Calgary, Alberta T2P 3N3.

         FOURTH: The complete executed agreement and plan of conversion is on file at the registered office of the Resulting Entity, which is located at 2750-140 4th Avenue S.W., Calgary, Alberta T2P 3N3.

         FIFTH: This conversion shall be effective as of the date these Articles of Conversion are filed in the office of the Nevada Secretary of State.

                               ASSURE ENERGY, INC.
                              A Nevada corporation

                            By: _____________________
                               Name: Harvey Lalach
                                Title: President

                               ASSURE ENERGY, INC.
                             An Alberta corporation

                            By: _____________________
                               Name: Harvey Lalach
                                Title: President


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